UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2019

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire		03842-1720
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)    Election of Directors

On January 30, 2019, the Board of Directors of Unitil Corporation (the “Company”) elected Mark Collin, Suzanne Foster and Justine Vogel as Directors, effective immediately. The addition of the three new Directors is part of the Board of Directors’ normal succession planning process in anticipation of upcoming retirements from the Board of Directors due to Directors reaching the mandatory retirement age of 75. Mr. Collin, Ms. Foster and Ms. Vogel will serve on the Board of Directors until the Company’s 2019 annual meeting of shareholders, scheduled for April 24, 2019, at which point Mr. Collin will stand for election to the Board of Directors for a one-year term and Ms. Foster and Ms. Vogel will stand for election to the Board of Directors for two-year terms. The Board of Directors also appointed Ms. Foster to its Compensation Committee and Ms. Vogel to its Audit Committee.

The Nominating and Governance Committee of the Board of Directors recommended (i) Mr. Collin’s, Ms. Foster’s and Ms. Vogel’s election to the Board of Directors, (ii) Ms. Foster’s appointment to the Compensation Committee and (iii) Ms. Vogel’s appointment to the Audit Committee.

The Board of Directors has determined that Ms. Foster and Ms. Vogel are independent (as defined in Section 303A.02 of the NYSE Listed Company Manual – Corporate Governance Standards). Mr. Collin, Ms. Foster and Ms. Vogel do not have any relationships with the Company requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Collin has been the Company’s Senior Vice President and Chief Financial Officer since February 2003. Mr. Collin also has served as the Company’s Treasurer since 1998. Mr. Collin joined the Company in 1988, and served as the Company’s Vice President of Finance from 1995 until 2003. As disclosed in the Company’s Current Report on Form 8-K dated January 2, 2019, Mr. Collin provided notice that he will retire and, in connection with his retirement, resign as an officer and employee of the Company and each of its subsidiaries effective as of May 1, 2019. Mr. Collin also provided notice that he will formally step down as Chief Financial Officer and Treasurer of the Company on March 1, 2019.

Ms. Foster has been the president of Stanley Healthcare, a healthcare technology operating division of Stanley Black & Decker, since April 2018. Prior to Stanley Healthcare, Ms. Foster served as a general manager of Medtronic Advanced Energy (“Medtronic”), a medical device company, from August 2011 until March 2018. Ms. Foster also has served as vice president of Global Business Operations at Salient Surgical Technologies, a medical device company later acquired by Medtronic. She has worked as an attorney at the law firms of Holland & Knight and Wiggin & Nourie and was vice president of Legal & Compliance for the Elliot Health System. In 2017, Ms. Foster was appointed to the University System of New Hampshire Board of Trustees by New Hampshire Governor Chris Sununu. She also currently serves on multiple boards of medical technology companies.

Ms. Vogel has been the president and chief executive officer of The RiverWoods Group, the parent organization of charitable not-for-profit continuing care retirement communities, since 2011. Prior to The RiverWoods Group, Ms. Vogel was the president and chief executive officer of RiverWoods Exeter from 2007 until 2011, and chief operating officer of RiverWoods Exeter from 2005 until 2007. Ms. Vogel began her professional career in auditing and technical accounting roles, working at Arthur Anderson in New Jersey and Ernst & Young and Chubb Life Insurance in New Hampshire. Ms. Vogel is a certified public accountant in the state of New Jersey and serves on the Board of Directors for City Year NH. She also currently serves on the Underwriting Committee for the Board of Caring Communities, a reciprocal risk retention group serving senior living providers.

As of January 30, 2019, Mr. Collin beneficially owned 49,988 shares of the Company’s common stock and Ms. Foster and Ms. Vogel did not beneficially own any shares of the Company’s common stock. The address for Mr. Collin, Ms. Foster and Ms. Vogel is c/o Unitil Corporation, 6 Liberty Lane West, Hampton, New Hampshire 03842-1720.

Members of the Board of Directors who are not officers of the Company or any of its subsidiaries are entitled to (i) an annual cash retainer fee of $65,000 per year, which is paid in quarterly installments, (ii) an annual equity retainer fee of $60,000 per year, which is payable in kind as common stock or restricted stock units and (iii) $2,000 for each special meeting of the Board of Directors that they attend in person. In addition, each non-chair member of a committee of the Board of Directors will receive an annual cash retainer of $3,000 per committee per year, which is paid in quarterly installments.

(c)    Appointment of Certain Officers

On January 30, 2019, the Board of Directors of the Company elected Christine L. Vaughan to succeed Mark H. Collin as Senior Vice President, Chief Financial Officer and Treasurer of the Company, effective as of March 1, 2019. In accordance with Article VI of the Company’s by-laws, the term of office of each of the Company’s officers (including Ms. Vaughan) is until the first meeting of the Board of Directors after the next annual meeting of shareholders, and until such officer’s successor shall have been chosen and qualified.

Ms. Vaughan (age 51) was hired on January 2, 2019, and currently serves as Senior Vice President of Financial and Regulatory Services of the Company’s subsidiary, Unitil Service Corp. Prior to joining the Company, Ms. Vaughan served as CEO of Watrelle (a start-up company in the water utility space), Wellesley, Massachusetts, from August 2018 until December 2018. Prior to that, she served as Vice President, Rates and Regulatory (April 2012 – July 2018), Treasurer (May 2017 – July 2018), and operating subsidiaries’ Treasurer (March 2017 – July 2018) for Eversource Energy (a multi-state gas and electric utility headquartered in Hartford, Connecticut and Boston, Massachusetts), where she had been employed since 2004. A native of Montreal, Canada, Ms. Vaughan has a degree in chemical engineering from McGill University, an MBA from the Yale School of Management and is a CFA® charterholder.

The disclosure in Item 5.02(e) (Compensatory Arrangements of Certain Officers) is incorporated by reference into this Item 5.02(c).

(e)    Compensatory Arrangements of Certain Officers

Ms. Vaughan’s employment arrangement with the Company generally provides that: (i) the Company will pay Ms. Vaughan an initial base salary of $330,000 per year, a one-time signing bonus of $150,000, and an automobile allowance of $600 per month; (ii) Ms. Vaughan will participate in the Company’s Management Incentive Plan at the initial target rate of 45% of her base salary; (iii) Ms. Vaughan will participate in the Company’s Deferred Compensation Plan and other employee benefit plans available to the Company’s executives; and (iv) Ms. Vaughan will participate in the Company’s stock and similar plans. The employment arrangement also generally provides that the Company may terminate Ms. Vaughan’s employment for any reason.

Also, on January 30, 2019, Ms. Vaughan entered into a Severance Agreement with the Company in the form previously recommended by the Company’s Compensation Committee and approved by its Board of Directors. The Severance Agreement is a “double trigger” agreement, meaning that two events must occur in order for payments to be made: (i) a change of control must occur; and (ii) an adverse employment action must occur, meaning that the Company must terminate Ms. Vaughan’s employment other than for cause or disability or Ms. Vaughan must terminate her employment for good reason. The Severance Agreement generally provides that, following the “double trigger,” the Company must pay Ms. Vaughan: (i) a lump sum cash payment equal to the present value of 24 monthly salary payments; (ii) a lump sum cash payment equal to the present value of two annual bonus payments; (iii) a lump sum cash amount equal to the present value of foregone benefits under the Company’s Retirement Program; (iv) a lump sum cash amount equal to the present value of the contributions which would have been made by the Company pursuant to any savings or thrift plan maintained by the Company in which Ms. Vaughan was participating, calculated as if Ms. Vaughan had continued to be employed and to be entitled to such contributions during the 24 month period immediately following such termination; and (v) a lump sum cash amount equal to the present value of the monthly cost that would have been incurred by the

Company if it provided group medical, dental and life insurance coverage to Ms. Vaughan and her eligible dependents for a period of two consecutive years following employment termination, grossed up for federal, state, city and local income tax purposes. The Severance Agreement also generally provides that, for a period of two consecutive years following employment termination, Ms. Vaughan and her eligible dependents will remain eligible to participate in the Company’s group medical, dental and life insurance plan.

The foregoing description of the Severance Agreement does not purport to summarize all of the provisions of the Severance Agreement and is qualified in its entirety by reference to the Severance Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

In addition, on January 29, 2019, the Company granted Ms. Vaughan 3,320 shares of restricted stock pursuant to the Company’s Second Amended and Restated 2003 Stock Plan. The restricted stock generally vests fully over a period of four years at a rate of 25% each year subject to continued employment with the Company.

Item 7.01	Regulation FD Disclosure

A copy of the Registrant’s press release issued regarding the matter identified in Item 5.02(d) is included herein as Exhibit 99.1 and incorporated herein by reference. A copy of the Registrant’s press release issued regarding the matter identified in Item 8.01 is included herein as Exhibit 99.2 and incorporated herein by reference.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

On January 30, 2019, the Board of Directors of the Company declared a quarterly dividend on the Company’s common stock of $0.37 per share, payable February 28, 2019, to shareholders of record on February 14, 2019. The dividend represents an increase of $0.02 per share on an annual basis, resulting in an increase in the effective annualized dividend rate to $1.48 per share from $1.46 per share.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit

10.1	Severance Agreement dated January 30, 2019 between the Company and Christine L. Vaughan.

99.1	Press Release dated January 30, 2019 regarding election of directors.

99.2	Press Release dated January 30, 2019 regarding declaration of dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Mark H. Collin
Mark H. Collin
Senior Vice President, Chief Financial Officer and Treasurer

Date: February 4, 2019